Exhibit 10(h)

FORM OF
First Amendment to the Change in Control Agreement
by and between Provident Community Bancshares, Inc. (formerly Union Financial Bancshares, Inc.)  Provident Community Bank and
[EXECUTIVE]

This Amendment to the Change in Control Agreement between Provident Community Bancshares, Inc., formerly Union Financial Bancshares, Inc. (the “Company”), Provident Community Bank (the “Bank”) (collectively referred to herein as the “Employer”) and __________________ (“Executive”) is entered into as of December __, 2008.

WHEREAS, Executive and the Employer previously entered into a Change in Control Agreement  dated as of [____________] (the “Agreement”); and

WHEREAS, Executive and the Employer desire to amend the Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement by adding the following new Section 15:

“15.           Application of Section 409A

(i)       Executive will be deemed to have a termination of employment for purposes of determining the timing of any payments that are classified as deferred compensation only upon a “separation from service” within the meaning of Section 409A.

(ii)      If at the time of Executive’s separation from service, (a) Executive is a “specified employee” (within the meaning of Section 409A and using the methodology selected by the Employer) and (b) the Employer makes a good faith determination that an amount payable or the benefits to be provided hereunder constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six-month delay rule of Section 409A in order to avoid taxes or penalties under Section 409A, then the Employer will not pay the entire amount on the otherwise scheduled payment date but will instead pay on the scheduled payment date the maximum amount permissible in order to comply with Section 409A (i.e., any amount that satisfies an exception under the Section 409A rules from being categorized as deferred compensation) and will pay the remaining amount (if any) in a lump sum on the first business day after such six month period.

(iii)     To the extent Executive would be subject to an additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such tax and the parties shall promptly execute any amendment reasonably necessary to implement this Section 15.  Executive and the Employer agree to cooperate to make such amendment to the terms of this Agreement as may be necessary to avoid the imposition of penalties and taxes under Section 409A; provided, however, that Executive agrees that any such amendment shall provide Executive with economically equivalent payments and benefits, and Executive agrees that any such amendment will not materially increase the cost to, or liability of, the Employer with respect to any payment.

(iv)   For purposes of the this Agreement, Section 409A shall refer to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and any other authoritative guidance issued thereunder.”

Except as expressly provided herein, the terms and conditions of the Agreement shall remain in full force and effect and shall be binding on the parties hereto until the expiration of the term of the Agreement.  Effectiveness of this Amendment to the Agreement shall be conditioned upon approval by the Employer’s Boards of Directors (or the appropriate committees thereof), and this Amendment to the Employment Agreement shall become effective on the later of date of such approval and execution by both parties hereto.

IN WITNESS WHEREOF, the parties have duly executed and delivered this First Amendment to the Agreement, as of the day and year first above written.

PROVIDENT COMMUNITY BANCSHARES, INC.

By:_____________________________________

Title:____________________________________

PROVIDENT COMMUNITY BANK

By:______________________________________

Title:_____________________________________

________________________________________
[EXECUTIVE]